Exhibit 99.1

Company Contact:	Investor Relations Contacts:

Ron Ricciardi	Porter, LeVay & Rose, Inc.
570-457-3400	Linda Decker, VP — Investor Relations
Jeffrey Myhre, VP — Editorial
212-564-4700
FIRSTFLIGHT ANNOUNCES EXECUTION OF A DEFINITIVE AGREEMENT
TO ACQUIRE NEW WORLD JET CORPORATION
ELMIRA/CORNING, NY, July 23, 2008 — FirstFlight, Inc. (OTC BB: FFLT) announced today that it has signed a definitive purchase agreement to acquire charter operator, New World Jet Corporation. The combined operations are expected to significantly expand FirstFlight’s fleet of aircraft under management as well as increase its management and charter capabilities.
Commented John Dow, Chief Executive Officer of FirstFlight “This acquisition is a tremendous opportunity for FirstFlight, our clients, employees, and shareholders. New World Jet has a long tradition as a successful FAA Part 135 operator of charter flights, our fleets are compatible and we share a client-oriented approach to business. We expect that this acquisition will boost our revenue and enhance our profitability. Moreover by combining our resources, we believe we will benefit from economies of scale and increase our presence throughout the U.S. and internationally. We have recently announced the addition of a number of industry professionals to our team to prepare for an increase in our fleet size and to ensure that we continue to provide the best service available.”
The closing of FirstFlight’s acquisition of New World Jet is expected to occur as soon as practicable.
About FirstFlight, Inc.
FirstFlight is an aviation services company. FirstFlight’s operations are conducted in three core segments: aircraft charter management activities; fixed based operations; and aircraft maintenance. FirstFlight’s charter management segment provides on-call passenger air transportation. FirstFlight’s fixed base operation segment is the primary provider of services such as fueling and hangaring of private/general aviation aircraft operators. FirstFlight’s aircraft maintenance business is conducted at FirstFlight’s FAA-certificated facilities. FirstFlight maintains a website located at www.FFLT.com.
Forward-Looking Statements
This release may include projections of future results and other “forward-looking statements”, as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “expect”, “intend”, “believe”, “plan”, “anticipate” and similar words and phrases. All statements that are included in this release, other than statements of historical fact, are forward-looking statements. Although the management of FirstFlight believes that the expectations reflected in these forward-looking statements are reasonable, there are no assurances that such expectations will prove to have been correct. FirstFlight disclaims any obligation to update any of its forward-looking statements, except as required by law.
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